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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-116151) of Alnylam Pharmaceuticals, Inc. of our reports dated March 15, 2005, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2005